Exhibit 10.4.4

THE HAIN CELESTIAL GROUP, INC.
NOTICE OF GRANT OF RESTRICTED SHARE UNITS

The Participant has been granted an award (the “Award”) pursuant to The Hain Celestial Group, Inc. 2019 Equity Inducement Award Program (the “Plan”) consisting of one or more rights (each such right being hereafter referred to as a “Restricted Share Unit”) to receive in settlement of each such right one (1) share of common stock of The Hain Celestial Group, Inc. By signing below, the Participant acknowledges and agrees that the Award and the Restricted Share Units shall be subject in all respects to the terms and conditions set forth in the Plan and the Restricted Share Units Agreement attached hereto.

Participant:	[____________________]
Date of Grant:	[____________________]
Total Number of Units:	[____________________]
Vesting of Shares:
Except as provided in the Restricted Share Units Agreement and provided that the Participant’s service has not terminated prior to the relevant date, the Units shall vest (all such vested units, “Vested Units”) in accordance with the schedule set forth below (each such vesting date, a “Vesting Date”).

Settlement Date:	For each Restricted Share Unit, except as otherwise provided by the Restricted Share Units Agreement, a date within 60 days following the date on which such unit becomes a Vested Unit in accordance with the vesting schedule set forth below.

Vesting Date	Number of Units Vesting on Such Date
[_______________]	[__________]
[_______________]	[__________]
[_______________]	[__________]

	THE HAIN CELESTIAL GROUP, INC.	PARTICIPANT

By:
Signature

Date